EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G filed herewith (and any amendments thereto) signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 14, 2022

QVT FINANCIAL LP		QVT ROIV HLDGS OFFSHORE LTD.
By QVT Financial GP LLC, its General Partner

By:	/s/ Daniel Gold	By:	/s/ Daniel Gold
Name:	Daniel Gold	Name:	Daniel Gold
Title:	Managing Member	Title:	Director

By:	/s/ Meg Eisner
Name:	Meg Eisner
Title:	Authorized Signatory

QVT FINANCIAL GP LLC		QVT FINANCIAL INVESTMENT CAYMAN LTD

By:	/s/ Daniel Gold	By:	/s/ Daniel Gold
Name:	Daniel Gold	Name:	Daniel Gold
Title:	Managing Member	Title:	Director

By:	/s/ Meg Eisner
Name:	Meg Eisner
Title:	Authorized Signatory